UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Amendment No 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

ROADSHIPS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 North Tryon Street, City Center Suite 1600
Charlotte NC 28202
704-237-3194
www.roadships.us

Registrant’s telephone number, including area code: 704-237-3194

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ROADSHIPS HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Exhibit – 10.1 Share Purchase Agreement with Reefco Logistics, Inc.
Signatures

Item 1.01                      Entry into a Material Definitive Agreement

Share Purchase Agreement

As of June 28, 2010, the Registrant entered into a Share Purchase Agreement by and among Mr. Ernest Beauregard, principal and sole shareholder of Reefco Logistics, Inc., a North Carolina S-Corporation (“Reefco”). Pursuant to the Share Purchase Agreement, the Registrant desires to purchase 100% of the outstanding stock of Reefco and certain assets of Reefco in exchange for the purchase price of Four Hundred and Fifty Thousand U.S. Dollars ($450,000) (the “Purchase Price”). The fixed assets of Reefco include but are not limited to office equipment, computer equipment, software, furniture, and fixtures. The intangible assets of Reefco include but are not limited to all trade names, trade or service marks, customer lists, trade secrets, proprietary information, rights to licenses, customer contracts and agreements, data, licenses, the name “Reefco Logistics, Inc.”, and all other intangible rights and goodwill regardless of form, free and clear of all liens and encumbrances. The Purchase Price shall be paid by a Twenty Thousand U.S. Dollar ($20,000) deposit upon execution of the Share Purchase Agreement. The remaining Purchase Price balance of Four Hundred and Thirty Thousand U.S. Dollars ($430,000) shall be paid at closing of the Share Purchase Agreement, on or around July 30, 2010. Additionally, pursuant to the Share Purchase Agreement, Mr. Ernest Beauregard entered into an employment agreement with the Registrant for a minimum of three years at a rate of One Hundred Thousand U.S. Dollars per annum ($100,000), renewable upon mutually agreeable terms. The Registrant has agreed to keep the Reefco office space located in Raleigh, NC. Furthermore, pursuant to the Share Purchase Agreement, the Registrant hereby enters into an operating agreement, effective August 1, 2010, for the establishment of Reefco Logistics, Inc. into Sydney, Australia. The Share Purchase Agreement with Reefco Logistics, Inc. is attached as Exhibit 10.1

Item 2.01 Completion of Acquisition or Disposition of Assets

Please refer to Item 1.01 under the Share Purchase Agreement section for a description of the acquired assets and their Purchase Price.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ernest Beauregard

On June 28, 2010, the Registrant entered into an employment agreement with Ernest Beauregard and appointed him as an employee of the Company, effective immediately.

Mr. Beauregard, age 62, graduated from Ferris State University in 1975 with a Bachelors in Business Administration. He started in the transport business with Schenkers International Forwarders in Chicago in 1976 within the air freight department. Mr. Beauregard was promoted to air consolidation gateway manager then transferred to assist in opening the Milwaukee, Wisconsin office in 1978. Mr. Beauregard transitioned to outside sales in 1980 and helped develop the Minneapolis, Minnesota market. Mr. Beauregard left Schenkers International Forwarders in 1984 and went to work for AEI as an outside sales representative for Wisconsin until 1986. In 1986, he moved to Raleigh, North Carolina to take an international air freight sales position for CF Air Freight. In 1989, he went to work for Hipage Company to develop and expand their import and export transport services. In 1992, he become Vice President of Long Transportation’s international logistics division and established FMC and NVOC as qualifying individual, negotiated carrier contracts and set up operations procedures and policies. In 1997 he started Reefco Logistics, Inc. to offer freight forwarding and transport services of the food and agriculture products to exporters and importers. He has vast experience in developing policies and procedures for operations, documentation and compliance for handling the shipment of perishable and non perishable food products, and expanding customer relations.

Mr. Beauregard has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Beauregard has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Beauregard has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Mr. Beauregard will be compensated for his services pursuant to the terms of the Share Purchase Agreement as cited in Item 1.01 in this Current Report on Form 8-K. The Share Purchase Agreement with Reefco Logistics, Inc. is attached as Exhibit 10.1.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Exhibit – 10.1 Share Purchase Agreement with Reefco Logistics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2010                               Roadships Holdings, Inc.

                                                                  By: /s/ Michael Nugent
                                                                  Michael Nugent
                                                                  Chief Executive Officer

Date: June 30, 2010                               Roadships Holdings, Inc.

                                                                  By: /s/ Robert Smith
                                                                  Robert Smith
                                                                  Corporate Secretary
Exhibit Index

Exhibit – 10.1 Share Purchase Agreement with Reefco Logistics, Inc.